Exhibit 21.01

Subsidiaries of
AllianceBernstein l.p.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein Corporation of Delaware
(Delaware)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

Alliance Corporate Finance Group Incorporated
(Delaware)

ACM Software Services Ltd.
(Delaware)

Alliance Capital Management (Asia) Ltd.
(Delaware)

Alliance Capital Management (Japan) Inc.
(Delaware)

Alliance Eastern Europe Inc.
(Delaware)

Alliance Barra Research Institute, Inc.
(Delaware)

Alliance Capital Management LLC
(Delaware)

Exhibit 21.01

Cursitor Alliance LLC
(Delaware)

Alliance Capital Real Estate, Inc.
(Delaware)

AllianceBernstein Venture Fund I, L.P.
(Delaware; 10%-owned)

AllianceBernstein Trust Company, LLC
(New Hampshire)

AllianceBernstein Canada, Inc.
(Canada)

AllianceBernstein Mexico S. de R.L. de C.V.
(Mexico)

AllianceBernstein Investmentimentos (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

AllianceBernstein Fixed Income Limited
(U.K.)

ACM Investments Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

Whittingdale Holdings Limited
(U.K.)

Exhibit 21.01
AllianceBernstein (Luxembourg) S.A.
(Luxembourg)

AllianceBernstein (France) S.A.S
(France)

ACM Bernstein GmbH
(Germany)

ACM Bernstein (Deutschland) GmbH
(Germany)

AllianceBernstein Investment Research (Proprietary) Limited
(South Africa)

AllianceBernstein Investment Research and Management (India) Pvt. Ltd.
(India)

Alliance Capital Asset Management (India) Pvt. Ltd.
(India; 75%-owned)

ACAM Trust Company Private Ltd.
(India)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Investment Management (Korea) Limited
(South Korea)

AllianceBernstein Hong Kong Limited
(Hong Kong)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein (Taiwan) Limited
(Taiwan; 99%-owned)

AllianceBernstein Investment Management Australia Limited
(Australia)

Exhibit 21.01

AllianceBernstein Australia Limited
(Australia; 50%-owned)

AllianceBernstein New Zealand Limited
(New Zealand; 50%-owned)